XTO Energy

September 8, 2004

Ness Energy International, Inc.
4201 I-20 East Service Road
Willow Park, TX 76087

Re: Parker County Lease Acquisition (Outside AMI)

Dear Mr. Stephens:

Ness Energy International, Inc. (“Ness”) has acquired certain oil and gas leases identified on Exhibit A attached hereto (“Leases”), which are outside of the AMI identified in that certain letter agreement with XTO Energy Inc. (“XTO”), dated April 12, 2004. XTO has agreed to acquire all of the interest of Ness in the Leases for the sum of $540,470.80 based upon the lease terms and net leasehold acreage figures represented by Ness on Exhibit A. With regard to such Leases, Ness hereby agrees to provide all title notes and information, the original leases, assignment of said leases with Ness retaining an ORRI equal to the difference between existing burdens and 23%, any related agreements, paid drafts, etc. at the time of closing. If XTO should later determine that the net leasehold acreage covered by any such Lease is less than represented by Ness or drafts were not paid properly then Ness shall promptly refund the adjusted amount to XTO within ten (10) days after receipt of a deficiency notice from XTO.

As further consideration for this agreement, Ness will not make any press releases concerning this transaction using the name of or reference to XTO.

Please indicate your agreement by signing below.

Sincerely, XTO Energy Inc. BY: /S/ Jeff Lummus —————————————— Jeff Lummus Senior Landsman

AGREED TO BY NESS THIS 8 DAY OF SEPTEMBER, 2004. BY: /S/ Sha Stephens, President —————————————— Sha Stephens, President

ASSIGNMENT OF LEASES

State of Texas §

KNOW ALL MEN BY THESE PRESENTS:

County of Parker §

        THAT, NESS ENERGY INTERNATIONAL, INC., a Washington corporation, whose mailing address is 4201 I-20 East Service Road, Willow Park, Texas 76087, (herein referred to as “Assignor”), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby bargain, sell, transfer, assign, convey and deliver, subject to the reservation herein contained, unto XTO ENERGY INC., a Delaware corporation, whose mailing address is 810 Houston Street, Fort Worth, Texas 76102, (herein referred to as “Assignee”), the undivided interests described below in and to the following:

(a)	An undivided 100% of Assignor’s undivided interests in the oil and gas leases described on Exhibit “A” (the “Leases”), together with corresponding interests in (i) all rights, benefits, and powers conferred upon the holder of the Leases with respect to the use and occupation of the surface of the lands covered thereby; and (ii) any rights, options, titles, and interests of Assignor, including rights to obtain or otherwise earn any interest in the Leases or lands covered thereby.

(b)	All of the files, records, documents, correspondence and data now in the possession or control of assignor that specifically relates to the items described in subparagraph (a) above (the “Records”).

the properties and rights described in (a) through (b) above being collectively referred to herein as the “Properties”; it being the intent hereof to convey to Assignee all of the above described interests in and to the Properties and the lands included within the Properties, except as to existing wells, whether producing or not, from the surface to the top of the Barnett Shale formation, whether or not Exhibit “A” incorrectly limits or incompletely describes the Leases or Assignor’s interest therein.

        Assignor specifically excepts from this Assignment, and reserves unto itself, and its successors and assigns, all of its present leasehold interest in all existing wells presently located upon the Leases and producing from formations lying above the top of the Barnett Shale formation, as well as all production from formations lying above the top of the Barnett Shale formation. Should assignor drill a new well upon the Leases, it shall earn 40-acres around such well, as much in the form of a square as possible, from the surface to the top of the Barnett Shale.

        With respect to each of the Leases assigned, Assignor specifically excepts from this Assignment, and reserves unto itself, and its successors and assigns, an overriding royalty interest equal to the difference (if any) between (a) twenty-three percent (23%) of the oil, gas and other hydrocarbons produced and saved from the lands covered by such Lease and (b) all royalties and other payments out of production which burden such Lease as of the date hereof, subject to the other terms and provisions of this Assignment (herein called the “Overriding Royalty Interest”), it being the intention of Assignor to assign to Assignee a net revenue interest of 77% of production from the interest herby assigned.

        The Overriding Royalty Interest herein reserved shall be paid and delivered to the credit of Assignor free and clear of all of the risks, costs and expenses of development and operation, but such Overriding Royalty Interest shall bear and pay its proportionate share of all taxes and all costs and expenses incurred in the gathering, transportation, compression, and treatment necessary in connection with the marketing of production.

        The Overriding Royalty Interest herein reserved is based upon the assumption that each such Lease covers the entire leasehold estate in the land described in such Lease and that Assignor owned and assigned hereby 100% of the working interest in such Lease; provided that, if any Lease covers less than the entire leasehold estate in the land described therein, or if Assignor owned less than 100% of the working interest rights are not being assigned to Assignee, then the Overriding Royalty Interest hereby reserved under each such Lease shall accordingly be reduced proportionately.

        The Overriding Royalty Interest hereby reserved is expressly subject to the rights conferred on the lessees by said Leases to pool or utilize the lands covered thereby; and neither the joinder nor consent by Assignor shall be required in connection with any such pooling or utilization. Where oil and/or gas is produced from any unit so formed, Assignor shall receive on production from such unit only such portion of the Overriding Royalty Interest reserved herein, as the amount of surface acreage of the land affected by such Overriding Royalty Interest and placed in said unit bears to the total surface acreage included in the unit, unless some other formula for apportionment of production is adopted for the unit and in such case that formula shall be used.

        This Assignment is made and accepted upon the following terms and conditions:

    1.        Assignor will execute and deliver all such other and additional instruments, notices, releases, and other documents and will do all such other acts as may be necessary to more fully assign to Assignee or its successors or assigns all of the respective rights and interests herein and hereby granted or intended to be granted.

    2.        As part of the consideration for the execution and delivery of this instrument by Assignor, Assignee agrees to all of the terms and provisions hereof and joins the execution of this instrument to evidence this agreement.

        TO HAVE AND TO HOLD the Properties, together with all and singular the rights and appurtenances hereto in anywise belonging, unto Assignee, Assignee’s successors and assigns, subject to the matters set forth herein; and Assignor does hereby bind itself, and its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the said Properties unto the said Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through, or under Assignor, but not otherwise.

        IN WITNESS WHEREOF, this instrument is dated the _____ day of September, 2004.

ASSIGNOR:	NESS ENERGY INTERNATIONAL, INC. BY: /S/ Sha Stephens —————————————— Sha Stephens. President

ASSIGNEE:	XTO ENERGY INC BY: /S/ Edwin S. Ryan, Jr. —————————————— Edwin S. Ryan, Jr. Senior Vice President - Land

STATE OF TEXAS §

COUNTY OF TARRANT §

        This instrument was acknowledged before me on the _____ day of September, 2004, by Sha Stephens, President of Ness Energy International, Inc., a Texas corporation, on behalf of such corporation.

—————————————— Notary Public for the State of Texas My Commission Expires: ——————————————

STATE OF TEXAS §

COUNTY OF TARRANT §

        This instrument was acknowledged before me on the _____ day of September, 2004, by Edwin S. Ryan, Jr., Senior Vice President – Land of XTO Energy Inc., a Delaware corporation, on behalf of such corporation.

—————————————— Notary Public for the State of Texas My Commission Expires: ——————————————